CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 4 of our report dated October 27, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                                       /s/ Arthur Andersen LLP
                                                       ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
December 2, 1999